Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TYME TECHNOLOGIES, INC.

a Delaware Corporation

1. NAME. The name of the Corporation is Tyme Technologies, Inc.

2. ADDRESS. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19810. The registered Agent at such address is The Corporation Trust Company.

3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. CAPITAL STOCK.

4.1. Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand 1,000 shares of common stock, $0.0001 par value per share (the “Common Stock”).

4.2. Common Stock. Each holder of common stock, as such, shall be entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

4.3. No Preemptive Rights. No shares of the capital stock of the Corporation shall be entitled to preemptive rights.

5. BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

6. MEETING OF STOCKHOLDERS; ELECTION OF DIRECTORS.

6.1. Meetings of Stockholders.

(a) Annual Meetings. A special meeting of the stockholders shall be called only by, and in accordance with, the resolution of the board of directors in its sole and absolute discretion.

(b) Special Meetings. A special meeting of the stockholders shall be called only by, and in accordance with, the resolution of the board of directors in its sole and absolute discretion.

6.2. Number; Class; and Term of Directors.

Number of Directors. The business and affairs of the corporation shall be managed by, or under the direction of, the board of directors. The total number of directors constituting the entire board of directors of the corporation shall be fixed from time to time by the board of directors in its sole and absolute discretion.

Classes of Directors. The board of directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Election; Terms of Office. Except as otherwise provided by, and subject to the terms of this Article 6, a nominee for director shall be elected to the Board of Directors by a plurality of votes cast at an annual meeting of stockholders. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the corporation’s first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the corporation’s second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the corporation’s third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Removal. Any director or the entire board of directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

Vacancies. Vacancies on the board of directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely and exclusively filled by (1) a majority of the directors then in office, although less than a quorum, or (2) by a sole remaining director, if applicable, or (3) only in the case where there are no directors then in office, by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

6.3. No Cumulative Voting. No holder of stock or of any class or series thereof shall be entitled to cumulative voting.

7. INDEMNIFICATION.

7.1. Right to Indemnification. The Corporation shall indemnify to the fullest extent permitted, from time to time, by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with such action, suit or proceeding.

7.2. Expenses. The Corporation shall advance to a director, officer, employee or agent of the Corporation expenses incurred in connection with defending any action, suit or proceeding referred to above or in the By-Laws at any time before the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article 7 or as provided in the By-Laws. The Corporation shall have the power to enter into agreements providing for such advancement of expenses.

7.3. Non-exclusivity. The indemnification and other rights provided for in this Article 7 shall not be exclusive of any provision with respect to indemnification or the payment of expenses in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation or any other person.

7.4. Future Changes. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

8. COMPROMISE OR SETTLEMENT PROPOSALS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

9. DIRECTORS’ LIABILITY.

9.1. Limitation of Liability of Directors. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended after the date this Amended and Restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

9.2. Future Changes. Neither the amendment nor repeal of this Article 9, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article 9 shall eliminate or reduce the effect of such provisions, in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision, regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

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